Exhibit 10.4

EXECUTION VERSION

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”) is entered into as of this 9th day of March, 2012 by and among UR Financing Escrow Corporation, a Delaware corporation (the “Company”), United Rentals (North America), Inc., a Delaware corporation (“URNA”), Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) under the Indentures (defined herein), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (in such capacity, the “Escrow Agent”).

WHEREAS, the Company, URNA and the initial purchasers referred to therein (the “Initial Purchasers”) are parties to (a) the Purchase Agreement, dated as of February 24, 2012 (the “Secured Notes Purchase Agreement”), relating to the Company’s issuance of $750,000,000 aggregate principal amount of 5.75% Senior Secured Notes due 2018 (the “2018 Notes”) and (b) the Purchase Agreement, dated as of February 24, 2012 (the “Unsecured Notes Purchase Agreement” and, together with the Secured Notes Purchase Agreement, the “Purchase Agreements”), relating to the Company’s issuance of $750,000,000 aggregate principal amount of 7.375% Senior Notes due 2020 (the “2020 Notes”) and $1,325,000,000 aggregate principal amount of 7.625% Senior Notes due 2022 (the “2022 Notes” and, together with the 2018 Notes and the 2020 Notes, the “Notes”);

WHEREAS, the Company, URNA and the Trustee are parties to (a) the Indenture, dated as of March 9, 2012 (the “2018 Notes Indenture”) governing the 2018 Notes, (b) the Indenture, dated as of March 9, 2012, governing the 2020 Notes (the “2020 Notes Indenture”) and (c) the Indenture, dated as of March 9, 2012, governing the 2022 Notes (the “2022 Notes Indenture” and, together with the 2018 Notes Indenture and the 2020 Notes Indenture, the “Indentures”); and

WHEREAS, in connection with the issuance and sale of the Notes, the parties have agreed to enter into this Escrow Agreement to place in escrow certain funds and to set forth the conditions upon which, and the manner in which, funds will be held by the Escrow Agent, disbursed from the Escrow Accounts and released from the security interest and lien hereinafter described.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01           Defined Terms.

All terms used but not defined herein shall have the meanings ascribed to them in the applicable Indentures. Unless the context requires otherwise, references herein to the Company shall mean (x) prior to the Merger, UR Financing Escrow Corporation and (y) after the Merger,

UR Merger Sub Corporation and its permitted successors and assigns. In addition to any other terms used and defined herein, the following terms shall have the meanings set forth below:

“Eligible Escrow Investments” means (1) investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” or better by S&P and “Aaa,” “Aa1” or “Aa2” by Moody’s, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian; and (2) deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage (at least through December 31, 2012).

“Merger” means the merger of RSC Holdings Inc. with and into United Rentals, Inc., upon the terms, and subject to the conditions, set forth in the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 15, 2011, between United Rentals, Inc. and RSC Holdings Inc.

“Merger Consummation Notice” means an officers’ certificate substantially in the form attached hereto as Exhibit A executed by two officers of the Company, each of which must be the chief executive officer, president, the chief financial officer, the treasurer or the principal accounting officer.

“Merger Deadline” means September 15, 2012.

ARTICLE TWO

ESCROW DEPOSIT

Section 2.01           Appointment of Escrow Agent.

The Company and the Trustee hereby appoint Wells Fargo Bank, National Association as Escrow Agent hereunder, and the Escrow Agent hereby accepts such appointment.

Section 2.02           Deposit and Receipt of Escrowed Property.

(a)           Concurrently with the execution and delivery hereof, the Escrow Agent shall establish an escrow account at its offices in New York, New York in the name of the Trustee for each of the 2018 Notes (the “2018 Notes Escrow Account”), the 2020 Notes (the “2020 Notes Escrow Account”) and the 2022 Notes (the “2022 Notes Escrow Account” and, together with the 2018 Notes Escrow Account and the 2020 Notes Escrow Account, the “Escrow Accounts”) as follows:

2018 Notes Escrow Account

Wells Fargo Bank, N.A.

ABA #121000248

Acct #0001038377

Acct Name: Corporate Trust Clearing

F/F/C: Acct # 66168701

Attn: Yana Kislenko

2020 Notes Escrow Account

Wiring Instruction:

Wells Fargo Bank, N.A.

ABA #121000248

Acct #0001038377

Acct Name: Corporate Trust Clearing

F/F/C: Acct # 66168801

Attn: Yana Kislenko

2022 Notes Escrow Account

Wiring Instruction:

Wells Fargo Bank, N.A.

ABA #121000248

Acct #0001038377

Acct Name: Corporate Trust Clearing

F/F/C: Acct # 66168901

Attn: Yana Kislenko

The Escrow Accounts will be created and held and maintained by the Escrow Agent at all times in the State of New York.

(b)           Concurrently with the closing of the sale of the Notes and the execution and delivery of this Escrow Agreement, the Company shall deposit, or shall cause to be deposited, cash into:

(i)            the 2018 Notes Escrow Account in an amount equal to the gross proceeds of the sale of the 2018 Notes (the “2018 Notes Proceeds”) in an amount equal to $750,000,000;

(ii)           the 2020 Notes Escrow Account in an amount equal to the gross proceeds of the sale of the 2020 Notes (the “2020 Notes Proceeds”) in an amount equal to $750,000,000; and

(iii)          the 2022 Notes Escrow Account in an amount equal to the gross proceeds of the sale of the 2022 Notes (the “2022 Notes Proceeds” and, together with the 2018 Notes Proceeds and the 2020 Notes Proceeds, the “Proceeds”), in an amount equal to $1,325,000,000.

(c)           Concurrently with the closing of the sale of the Notes and the execution and delivery of this Escrow Agreement:

(i)            URNA shall deposit, or shall cause to be deposited, into the 2018 Notes Escrow Account an amount of cash that, when taken together with the gross proceeds of the offering of the 2018 Notes deposited into the 2018 Notes Escrow Account pursuant to (b)(i) above, will be sufficient to fund a Special Mandatory Redemption of the 2018 Notes on April 25, 2012, if a Special Mandatory Redemption were to occur on such date, which amount is $5,510,416.67;

(ii)           URNA shall deposit, or shall cause to be deposited, into the 2020 Notes Escrow Account an amount of cash that, when taken together with the gross proceeds of the offering of the 2020 Notes deposited into the 2020 Notes Escrow Account pursuant to (b)(ii) above, will be sufficient to fund a Special Mandatory Redemption of the 2020 Notes on April 25, 2012, if a Special Mandatory Redemption were to occur on such date, which amount is $7,067,708.33; and

(iii)          URNA shall deposit, or shall cause to be deposited, into the 2022 Notes Escrow Account an amount of cash that, when taken together with the gross proceeds of the offering of the 2022 Notes deposited into the 2022 Notes Escrow Account pursuant to (b)(iii) above, will be sufficient to fund a Special Mandatory Redemption of the 2022 Notes on April 25, 2012, if a Special Mandatory Redemption were to occur on such date, which amount is $12,909,548.61.

(d)           On the dates specified below, URNA shall, in each case unless the Escrow Release Date has occurred, deposit, or shall cause to be deposited, into each of the Escrow Accounts the following amounts (each such amount referred to herein as an “Additional Amount”):

(i)            on the 17th day of each month, beginning with April 17, 2012 and ending with July 17, 2012 (or, if any such day is not a Business Day, on the Business Day preceding such day), an amount of cash equal to one month of interest accrued on the applicable Notes (as calculated in accordance with the terms of the applicable Indenture); and

(ii)           on August 17, 2012, an amount of cash equal to the interest accrued on the applicable Notes for the period from (and including) August 17, 2012 and until (but excluding) September 20, 2012 (as calculated in accordance with the terms of the applicable Indenture).

(e)           On the Business Day prior to a Special Mandatory Redemption Date for the Notes, URNA shall contribute, or shall cause to be contributed, to the Trustee:

(i)            an amount of cash that, when taken together with the 2018 Notes Escrowed Property released to the Trustee, will be sufficient to fund a Special Mandatory Redemption of the 2018 Notes on the Special Mandatory Redemption Date;

(ii)           an amount of cash that, when taken together with the 2020 Notes Escrowed Property released to the Trustee, will be sufficient to fund a Special Mandatory Redemption of the 2020 Notes on the Special Mandatory Redemption Date; and

(iii)          an amount of cash that, when taken together with the 2022 Notes Escrowed Property released to the Trustee, will be sufficient to fund a Special Mandatory Redemption of the 2022 Notes on the Special Mandatory Redemption Date.

(f)            The Escrow Agent hereby agrees to:

(i)            accept the 2018 Notes Proceeds deposited into the 2018 Notes Escrow Account pursuant to clause (b)(i) above and any amounts deposited into the 2018 Notes Escrow Account pursuant to clauses (c)-(e) above and to hold such funds and any proceeds thereof or interest or income resulting from the investment thereof in trust in the 2018 Notes Escrow Account for investment and disbursement in accordance with the provisions of this Escrow Agreement;

(ii)           accept the 2020 Notes Proceeds deposited into the 2020 Notes Escrow Account pursuant to clause (b)(ii) above and any amounts deposited into the 2020 Notes Escrow Account pursuant to clauses (c)-(e) above and to hold such funds and any proceeds thereof or interest or income resulting from the investment thereof in trust in the 2020 Notes Escrow Account for investment and disbursement in accordance with the provisions of this Escrow Agreement; and

(iii)          accept the 2022 Notes Proceeds deposited into the 2022 Notes Escrow Account pursuant to clause (b)(iii) above and any amounts deposited into the 2022 Notes Escrow Account pursuant to clauses (c)-(e) above and to hold such funds and any proceeds thereof or interest or income resulting from the investment thereof in trust in the 2022 Notes Escrow Account for investment and disbursement in accordance with the provisions of this Escrow Agreement.

(g)           All amounts deposited into the 2018 Notes Escrow Account pursuant to this Section 2.02 and any proceeds thereof or interest or income resulting from the investment thereof of any such deposits shall constitute the “2018 Notes Escrowed Property.” All amounts deposited into the 2020 Notes Escrow Account pursuant to this Section 2.02 and any proceeds thereof or interest or income resulting from the investment thereof of any such deposits shall constitute the “2020 Notes Escrowed Property.” All amounts deposited into the 2022 Notes Escrow Account pursuant to this Section 2.02 and any proceeds thereof or interest or income resulting from the investment thereof of any such deposits shall constitute the “2022 Notes Escrowed Property.” The “2018 Notes Escrowed Property,” the “2020 Notes Escrowed Property,” and the “2022 Notes Escrowed Property” are referred to herein as the “Escrowed Property.”

(h)           Each of the parties hereto acknowledges and agrees that URNA shall be entitled, in its sole discretion, to pay for and on behalf of the Company any amounts owed by the Company under this Escrow Agreement and any such payment by URNA shall be deemed to satisfy and discharge the relevant obligation of the Company hereunder. Notwithstanding any provision to the contrary in this Escrow Agreement (including Sections 2.02(b), 2.04(c), 4.01 and 4.05) the Escrow Agent shall not sell, convey, redeem or otherwise dispose of or withhold any Escrowed Property to make payments or distributions or otherwise to satisfy any liability or indemnity owed to it or any other party under this Escrow Agreement unless the Escrow Agent has provided URNA with written notice at least three Business Days in advance of any such proposed sale, conveyance, redemption, disposal, withholding or other action in order to permit URNA to make the required payment or distribution or otherwise satisfy the applicable liability for and on behalf of the Company.

Section 2.03           Investments.

(a)           The Escrow Agent is authorized and directed to invest or hold, uninvested, in cash, the Escrowed Property as directed in writing by the Company; provided, that Escrowed Property may only be invested in Eligible Escrow Investments. Absent its timely receipt of a written direction from the Company, the Escrow Agent shall have no duty to invest (or otherwise pay interest on) the Escrowed Property.  With respect to any Escrowed Property received by Escrow Agent after 10:00 a.m., New York City time, Escrow Agent shall not be required to invest such funds or to effect any investment direction until the next Business Day.  Any investment earnings and income on the Escrowed Property shall become part of the Escrowed Property, and shall be disbursed in accordance with Section 2.05 of this Escrow Agreement.

(b)           The Escrow Agent is hereby authorized and directed to sell or redeem any such investments to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss, fee, tax, penalty or other charge which may result from any investment, reinvestment, sale or liquidation of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account, provided that such dealings are fair, reasonable and in keeping with market practice.  The Company acknowledges that the Escrow Agent is not providing investment supervision, recommendations or advice. The Escrow Agent shall be under no duty to afford the Escrowed Property any greater degree of care than it gives its own similar property.

Section 2.04           Income Tax Allocation and Reporting.

(a)           The Company agrees that, for tax reporting purposes, all interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.

(b)           Concurrently with the execution and delivery of this Escrow Agreement, the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Company understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Property.

(c)           To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrowed Property.  The Company shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 2.04(c) is in addition to the indemnification provided in Section 4.02 hereof and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 2.05           Disbursements. The Escrow Agent is hereby directed to hold and distribute the Escrowed Property in the following manner:

(a)           If on or prior to the Merger Deadline the Escrow Agent receives an executed Merger Consummation Notice, the Escrow Agent shall release all of the Escrowed Property to or as directed by the Company (the date of such release, the “Escrow Release Date”).

(b)           If (i) the Escrow Agent has not received an executed Merger Consummation Notice on or prior to the Merger Deadline, (ii) URNA notifies the Escrow Agent in writing that (a) URNA has determined that the Merger will not be consummated on or before the Merger Deadline or (b) the Merger Agreement has been terminated or (iii) URNA fails to timely deposit (or cause to be timely deposited) any amounts required by Section 2.02 hereof (provided that any deposit of an Additional Amount shall be considered timely if made within four days of the applicable deposit date as provided in Section 2.02(d) hereof), then the Escrow Agent, without the requirement of notice to or action by the Company, the Trustee or any other Person, shall, within one Business Day, liquidate all Escrowed Property and release the Escrowed Property to the Trustee (the date of any such release is referred to herein as the “Escrow Termination Date”).

(c)           If an interest payment date on any of the Notes shall have occurred while Escrowed Property is on deposit in the applicable Escrow Account, then the Escrow Agent shall, on each such interest payment date, liquidate an amount of applicable Escrowed Property sufficient to pay the interest then due on the applicable Notes (as calculated in accordance with the terms of the applicable Indenture) and release such cash amount to the Trustee for payment of such interest on the applicable Notes.

(d)           The Escrow Agent is authorized to seek confirmation of any instructions by telephone calls back to each of the Company and the Trustee and the Escrow Agent may conclusively rely upon the confirmations, if consistent, by authorized officers of the Company and Trustee. To ensure the accuracy of the instructions it receives, the Escrow Agent may record call backs. If the Escrow Agent is unable to verify the instruction, or is not satisfied, in its sole discretion, with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction.  The persons and telephone numbers for call backs may be changed only in writing, signed by an authorized officer of the Company and the Trustee, actually received and acknowledged by the Escrow Agent.  The Company and the Trustee acknowledge that these security procedures for funds transfers are commercially reasonable.

(e)           All disbursements of funds from the Escrowed Property shall be subject to the fees and claims of Escrow Agent pursuant to Sections 4.01 and 4.02 hereof.

Section 2.06           Termination.

This Escrow Agreement shall terminate upon the distribution of all Escrowed Property from the Escrow Accounts in accordance with Section 2.05; provided that the provisions of Sections 2.04(c), 4.01 and 4.02 hereof shall survive such termination.

ARTICLE THREE

DUTIES OF THE ESCROW AGENT

Section 3.01           Scope of Responsibility.

Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to the Company or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of the Company or URNA to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Company, URNA and the Trustee, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 3.02           Authorized Signatories.

Concurrent with the execution of this Escrow Agreement, the Company, URNA and the Trustee shall deliver to the Escrow Agent an authorized signatories certificate in the form of Exhibit B to this Escrow Agreement.

ARTICLE FOUR

PROVISIONS CONCERNING THE ESCROW AGENT

Section 4.01           Compensation.

For services rendered hereunder, the Escrow Agent shall be entitled to such compensation as shall be agreed to in writing as set forth on Exhibit C hereto between the Company and the Escrow Agent. Company agrees to pay such compensation and to reimburse the Escrow Agent for the reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented attorneys’ fees and expenses subject to the Company’s Outside Counsel Guidelines, a copy of which has been provided to such attorneys) incurred by it in connection with the services rendered by it hereunder. In the event that any fees and expenses owed to the Escrow Agent (or its counsel) are not paid to the Escrow Agent within 90 calendar days following the presentment of an invoice for the payment of such fees and expenses or the demand for such payment, then the Escrow Agent may, without further action or notice, pay such fees from the Escrowed Property and may sell, convey or otherwise dispose of any Escrowed Property for such purpose. The Escrow Agent may withhold from any distribution of the Escrowed Property an amount equal to any invoiced and unpaid fees and expenses to which the Escrow Agent is entitled hereunder; provided that at least 90 calendar days have elapsed since presentment of the invoice. The provisions of this Section shall survive the termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

Section 4.02           Indemnification.

The Company agrees to indemnify the Escrow Agent for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including reasonable and documented attorneys’ fees and expenses (including the costs and expenses of defending against any claim of liability, regardless of who asserts such claim), incurred by the Escrow Agent arising out of or in connection with its appointment as Escrow Agent hereunder, except such losses, liabilities, damages, claims, costs or expenses as may result from the gross negligence or willful misconduct of the Escrow Agent.  The Escrow Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Escrow Agent in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document believed to be valid and genuine. The Escrow Agent shall notify the Company, by letter or facsimile transmission, of a claim against the Escrow Agent or of any action commenced against the Escrow Agent, promptly after the Escrow Agent shall have received written notice thereof. The Company shall be entitled to participate at its own expense in the defense of any such claim or other action and, if the Company so elects, the Company shall assume the defense of any suit brought to enforce any such claim. In the event that the Company assumes the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by the Escrow Agent, so long as the Company shall retain counsel reasonably satisfactory to the Escrow Agent; provided, that the Company shall not be entitled to assume the defense of any such action if the named parties to such action include both the Escrow Agent and the Company and representation of both parties by the same counsel would, in the written opinion of the Escrow Agent’s counsel, be inappropriate due to actual or potential conflicting interests between the Escrow Agent and the Company.  The provisions of this Section shall survive the termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

Section 4.03           Rights of Escrow Agent.

The Escrow Agent:

(a)           shall not be liable for any act or omission by it unless such act or omission constitutes gross negligence or willful misconduct; in no event shall the Escrow Agent be liable to the Company or any third party for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Escrow Agreement;

(b)           shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing between the Escrow Agent, the Company and the Trustee, and the Escrow Agent shall have no liability under, and no duty to inquire as to, the provisions of any agreement other than this Escrow Agreement;

(c)           shall not be obligated to take any action hereunder which might in the Escrow Agent’s judgment involve any risk of expense, loss or liability, unless it shall have been furnished with indemnity and/or security satisfactory to it;

(d)           may conclusively rely on and shall be protected in acting or refraining from acting in good faith upon any certificate, instrument, opinion, notice, letter, or other document or security delivered to it and believed by it to be genuine and to have been signed or presented by the proper person or persons; provided that in relying, acting or refraining from acting in such manner, the Escrow Agent shall not have acted with gross negligence or willful misconduct;

(e)           may conclusively rely on and shall be protected in acting or refraining from acting in good faith upon written or oral instructions from the Company, other than instructions concerning disbursements, which are governed exclusively by Section 2.05;

(f)            may consult with counsel of its selection, including its in-house counsel, with respect to any questions relating to its duties and responsibilities and the advice or opinion of such counsel, or any opinion of counsel to the Company provided to the Escrow Agent shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Escrow Agent hereunder in accordance with the advice or opinion of such counsel; and

(g)           may perform any duties hereunder either directly or by or through agents and attorneys; provided that the Escrow Agent shall not be responsible for the misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder.

Section 4.04           Disagreements.

If, at any time, (a) there shall exist any dispute with respect to the holding or disposition of all or any portion of the Escrowed Property or any other obligations of the Escrow Agent hereunder or (b) the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrowed Property until (i) such dispute or uncertainty shall be resolved to the satisfaction of the Escrow Agent in its sole discretion or (ii) the Escrow Agent files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrowed Property and shall be entitled to recover reasonable and documented attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any resultant settlement agreement or court order without further question, inquiry or consent.  The Escrow Agent shall have no liability to the Company or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrowed Property or any delay in, or with respect to, any other action required or requested of Escrow Agent.

Section 4.05           Attachment of Escrowed Property; Compliance with Legal Orders.

In the event that any Escrowed Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised, by written opinion of a legal counsel of its own choosing, is binding upon it. In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to the Company or to any other person, firm or corporation, should, such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 4.06           Resignation.

Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten days written notice to the Company and the Trustee specifying the date when such resignation shall take effect. The Company shall appoint a successor Escrow Agent hereunder prior to the effective date of resignation. If no successor Escrow Agent is appointed, the Escrow Agent, in each case at the expense of the Company, may (i) apply to a court of competent jurisdiction for such appointment or (ii) deposit the Escrowed Property with a court of competent jurisdiction. The Escrow Agent shall transmit all records pertaining to the Escrowed Property and shall pay all Escrowed Property to the successor escrow agent, after making copies of record the Escrow Agent deems advisable and after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and reasonable and documented attorneys’ fees and expenses) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  Upon delivery of the Escrowed Property to the successor escrow agent or to a court of competent jurisdiction as provided above, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

ARTICLE FIVE

SECURITY INTEREST

Section 5.01           Grant of Security Interest; Instructions to Escrow Agent.

(a)           The Escrow Agent and, to the extent that the Company is deemed to have any right or interest therein, the Company hereby irrevocably grant a first priority security interest in and lien on, and pledge, assign, transfer and set over to the Trustee for its own benefit and the benefit of the holders of the 2018 Notes, all of their respective right, title and interest in, to the extent applicable, (i) the 2018 Notes Escrow Account, and the Escrowed Property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the 2018 Notes Escrow Account, including, without limitation, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent in the 2018 Notes Escrow Account pursuant to Section 2; (ii) all claims and rights of whatever nature which the Company may now have or hereafter acquire against any third party in respect of any of the Escrowed Property in the 2018 Notes Escrow Account, (iii) all rights which the Company has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the 2018 Notes Escrowed Property in the 2018 Notes Escrow Account and (iv) all proceeds (as such term is defined in Section 9—102(a) of the UCC) of any of the foregoing, in order to secure all obligations and indebtedness of the Company under the 2018 Notes, the 2018 Notes Indenture, and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the 2018 Notes and the 2018 Notes Indenture to the holders of the 2018 Notes or to the Trustee (including, without limitation, the Trustee’s compensation, reimbursement and indemnification rights under the applicable Indenture) (collectively, the “2018 Notes Secured Obligations”). The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The security interest of the Trustee shall at all times be valid, perfected and enforceable as a first priority security interest by the Trustee against the Company and all third parties in accordance with the terms of this Agreement and the Company shall take all actions and shall direct the Trustee in writing to take all actions necessary on its part to insure the creation and continuance of a perfected first priority security interest in the 2018 Notes Escrow Account and the 2018 Notes Escrowed Property in favor of the Trustee in order to secure all 2018 Notes Secured Obligations. The Company shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Company’s right, title or interest in the 2018 Notes Escrow Account or any of the 2018 Notes Escrowed Property.

(b)           The Escrow Agent and, to the extent that the Company is deemed to have any right or interest therein, the Company hereby irrevocably grant a first priority security interest in and lien on, and pledge, assign, transfer and set over to the Trustee for its own benefit and the benefit of the holders of the 2020 Notes, all of their respective right, title and interest in, to the extent applicable, (i) the 2020 Notes Escrow Account, and the Escrowed Property now or

hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the 2020 Notes Escrow Account, including, without limitation, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent in the 2020 Notes Escrow Account pursuant to Section 2; (ii) all claims and rights of whatever nature which the Company may now have or hereafter acquire against any third party in respect of any of the Escrowed Property in the 2020 Notes Escrow Account, (iii) all rights which the Company has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the 2020 Notes Escrowed Property in the 2020 Notes Escrow Account and (iv) all proceeds (as such term is defined in Section 9—102(a) of the UCC) of any of the foregoing, in order to secure all obligations and indebtedness of the Company under the 2020 Notes, the 2020 Notes Indenture, and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the 2020 Notes and the 2020 Notes Indenture to the holders of the 2020 Notes or to the Trustee (including, without limitation, the Trustee’s compensation, reimbursement and indemnification rights under the applicable Indenture) (collectively, the “2020 Notes Secured Obligations”). The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The security interest of the Trustee shall at all times be valid, perfected and enforceable as a first priority security interest by the Trustee against the Company and all third parties in accordance with the terms of this Agreement and the Company shall take all actions and shall direct the Trustee in writing to take all actions necessary on its part to insure the creation and continuance of a perfected first priority security interest in the 2020 Notes Escrow Account and the 2020 Notes Escrowed Property in favor of the Trustee in order to secure all 2020 Notes Secured Obligations. The Company shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Company’s right, title or interest in the 2020 Notes Escrow Account or any of the 2020 Notes Escrowed Property.

(c)           The Escrow Agent and, to the extent that the Company is deemed to have any right or interest therein, the Company hereby irrevocably grant a first priority security interest in and lien on, and pledge, assign, transfer and set over to the Trustee for its own benefit and the benefit of the holders of the 2022 Notes, all of their respective right, title and interest in, to the extent applicable, (i) the 2022 Notes Escrow Account, and the Escrowed Property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the 2022 Notes Escrow Account, including, without limitation, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent in the 2022 Notes Escrow Account pursuant to Section 2; (ii) all claims and rights of whatever nature which the Company may now have or hereafter acquire against any third party in respect of any of the Escrowed Property in the 2022 Notes Escrow Account, (iii) all rights which the Company has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the 2022 Notes Escrowed Property in the 2022 Notes Escrow Account and (iv) all proceeds (as such term is defined in Section 9—102(a) of the UCC) of any of the foregoing, in order to secure all obligations and indebtedness of the Company under the 2022 Notes, the 2022 Notes Indenture, and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the 2022 Notes and the 2022 Notes Indenture to the holders of the 2022 Notes or to the Trustee (including, without limitation, the Trustee’s compensation, reimbursement and indemnification rights under the applicable Indenture) (collectively, the “2022 Notes Secured Obligations”). The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The security interest of the Trustee shall at all times be valid, perfected and enforceable as a first priority security interest by the Trustee against the Company and all third parties in accordance with the terms of this Agreement and the Company shall take all actions and shall direct the Trustee in writing to take all actions necessary on its part to insure the creation and continuance of a perfected first priority security interest in the 2022 Notes Escrow Account and the 2022 Notes Escrowed Property in favor of the Trustee in order to secure all 2022 Notes Secured Obligations. The Company shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Company’s right, title or interest in the 2022 Notes Escrow Account or any of the 2022 Notes Escrowed Property.

(d)           The liens and security interests provided for in this Section 5 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent to the Company pursuant to Section 2.05(a) of this Agreement. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Escrowed Property provided for herein.

(e)           The parties agree that the Escrow Agent’s jurisdiction for purposes of the Escrow Accounts, the security granted hereunder and Article 9 of the Uniform Commercial Code is the State of New York.

(f)            At any time and from time to time, upon the written request of the Trustee and at the sole expense of the Company, the Company will take any additional actions reasonably required and consistent with the terms of this Escrow Agreement to enable the Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect to the Escrow Accounts.

ARTICLE SIX

MISCELLANEOUS

Section 6.01           Merger, Consolidation.

Any entity into which the Escrow Agent may be merged or which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity succeeding to all or substantially all the escrow or corporate trust business of the Escrow Agent shall be the successor Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 6.02           Notices.

Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

If to the Company:

UR Financing Escrow Corporation
Five Greenwich Office Park,
Greenwich, CT 06830,

Attention: Jonathan M. Gottsegen, Esq.,

Senior Vice President, General Counsel and Corporate Secretary
Facsimile: (203)-618-7252
Email: jgottsegen@ur.com

with a copy (not constituting notice) to:

Andrew D. Soussloff, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax: (212) 291-9147

email: SoussloffA@sullcrom.com

If to URNA:

United Rentals (North America), Inc.
Five Greenwich Office Park,
Greenwich, CT 06830,
Attention: Jonathan M. Gottsegen, Esq.,

Senior Vice President, General Counsel and Corporate Secretary
Facsimile: (203)-618-7252
Email: jgottsegen@ur.com

with a copy (not constituting notice) to:

Andrew D. Soussloff, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax: (212) 291-9147

email: SoussloffA@sullcrom.com

If to the Trustee:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Attention: Corporate Trust Services

Facsimile: (212) 515-1589

Email: yana.kislenko@wellsfargo.com

If to the Escrow Agent:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Attention: Corporate Trust Services

Facsimile: (212) 515-1589

Email: yana.kislenko@wellsfargo.com

Section 6.03           Governing Law.

This Escrow Agreement and the Escrow Agent’s appointment hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of laws principles thereof. This Agreement shall inure to the benefit of the parties hereto and nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement. The Escrow Agent may assign or transfer its rights under this Escrow Agreement to any of its affiliates without the prior written consent of any party hereto, provided that the Escrow Agent shall notify the parties in writing of such assignment or transfer prior to the effectiveness thereof. For purposes of this Section, “affiliate” means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Escrow Agent, provided that “control” (including its correlative meanings — “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

Section 6.04           Entire Agreement.

This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrowed Property. All prior and contemporaneous negotiations and agreements between the parties on the matter contained in this Agreement are expressly merged into and superseded by this Agreement.

Section 6.05           Amendment.

This Escrow Agreement shall not be amended, in whole or in part except by a written instrument signed by the Company, URNA, the Trustee and the Escrow Agent. This Escrow Agreement may not be modified orally or by electronic mail (other than in PDF format).

Section 6.06           Waivers.

The failure of any party to this Escrow Agreement at any time to require performance of any provision under this Escrow Agreement shall not affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in one or more instances, shall not be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 6.07           Headings.

The section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.08           Counterparts.

This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Escrow Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties hereto and may be used in lieu of the original Escrow Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 6.09           Severability.

In case any provision of this Escrow Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.10           Force Majeure.

In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Escrow Agent shall use commercially reasonable efforts, consistent with accepted practices in the banking industry, to resume performance as soon as practicable under the circumstances.

Section 6.11           Venue; Consent to Jurisdiction.

(a)           The parties agree that the Escrow Agent may seek adjudication of any adverse claim, demand or controversy over its person as well as funds on deposit, in either a Federal or State court located in the County of New York, State of New York. The parties also agree that service of process by certified or registered mail, return receipt requested, to the address referred to in Section 6.02 of this Agreement shall constitute adequate service. The parties further agree that the Escrow Agent has the right to interplead all of the assets held hereunder into a court of competent jurisdiction to determine the rights of any Person claiming any interest herein.

(b)           EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 6.12           U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent.  The parties to this Escrow Agreement have provided the Escrow Agent with such information as it requested in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act, and hereby agree to provide, promptly, any additional information requested pursuant to this Section 6.12.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

UR FINANCING ESCROW CORPORATION

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Senior Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Vice President

[Signature Page to Escrow Agreement]

EXHIBIT A

FORM OF MERGER CONSUMMATION NOTICE

to
Wells Fargo Bank, National Association
as Escrow Agent

[ ], 2012

This certificate is being delivered pursuant to Section 2.05(a) of the Escrow Agreement, dated as of March 9, 2012 (the “Escrow Agreement”), by and among UR Financing Escrow Corporation, a Delaware corporation (the “Company”), United Rentals (North America), Inc., a Delaware corporation (“URNA”), Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and Wells Fargo Bank, National Association, a national banking association, as escrow agent (in such capacity, the “Escrow Agent”).

The Company hereby certifies to the Escrow Agent through the undersigned officers that the following conditions have been satisfied:

(1)                                  the Merger shall have been, or concurrently with the Release will be, consummated substantially in accordance with the terms and conditions of the Merger Agreement, as amended from time to time in accordance with its terms, and the Merger Agreement shall not have been amended or waived after the Issue Date in a manner materially adverse to the holders of the Notes;

(2)                                  all Escrowed Property will be applied in the manner described under the caption “Use of Proceeds” in the offering memoranda relating to the Notes;

(3)                                  no Default or Event of Default shall have occurred and be continuing under the Indentures; and

(4)                                  (a) the Company shall have been, or substantially simultaneously with the Release shall be, merged with and into UR Merger Sub Corporation and UR Merger Sub Corporation shall have assumed, or contemporaneously with the Release shall assume, by supplemental indenture or joinder, as applicable, all of the obligations of the Company under the Notes, the Indentures and the registration rights agreements and (b) Holdings and the Subsidiary Guarantors shall have, by supplemental indentures or joinders (in each case, substantially in the form attached to the Indentures and the registration rights agreements), as applicable, effective upon the Escrow Release Date and consummation of the Merger, become, or substantially simultaneously with the Release shall become, guarantors of the Notes and the Indentures and parties to the registration rights agreements.

All Escrowed Property in the Escrow Accounts shall be released and sent to:

[Name and Address of Bank/Beneficiary]

Account No.:

ABA No.:

Attn:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company, through the undersigned officers, has signed this officers’ certificate as of the date first written above.

UR FINANCING ESCROW CORPORATION

By:
Name:
Title:

EXHIBIT B

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Company and URNA and are authorized to initiate and approve transactions of all types for the Escrow Accounts established under the Escrow Agreement dated as of March 9, 2012 by and among the Company, URNA, the Trustee and the Escrow Agent.

Name / Title	Specimen Signature

William B. Plummer	/s/ William B. Plummer
Name	Signature

EVP, CFO
Title

Irene Moshouris	/s/ Irene Moshouris
Name	Signature

SVP, Treasurer
Title

John J. Fahey	/s/ John J. Fahey
Name	Signature

VP, Controller
Title

Name	Signature

Title

EXHIBIT C

FEES OF ESCROW AGENT

Escrow Agent Fee: $2,500.00 *

For ordinary administration services by Escrow Agent — includes receiving, investing and disbursing funds pursuant to the requirements set forth in the Escrow Agreement.

* Escrow Agent Fees will be WAIVED should the proceeds remain uninvested or a Wells Fargo Advantage Fund or Deposit Product is utilized.